Exhibit 3(ii)

                 AMENDED AND RESTATED BYLAWS

                             OF

                 DATRON SYSTEMS INCORPORATED

                   (As of August 03, 2001)

           REGISTERED OFFICE AND REGISTERED AGENT


     1.   Registered Office.  The corporation shall have and

maintain in the State of Delaware a registered office which

may, but need not be, the same as its place of business. The corporation by resolution of its Board of Directors or the

corporation's registered agent may change the location of

the corporation's registered office to any other place in

Delaware. A certificate certifying the change shall be filed with the Secretary of State and a certified copy of the

filed certificate shall be recorded in the office of the

Recorder for the county in which the new office is located;

and, if such new office is located in a county other than

that in which the former office was located, a certified

copy of such filed certificate shall also be recorded in the office of the Recorder for the county in which such former

office was located.

     2.        Registered Agent.  The corporation shall have

and maintain in the State of Delaware a registered agent,

which agent may be either (1) an individual resident in the

State of Delaware whose business office is identical with

the corporation's registered office or (2) a domestic

corporation, which may be itself, or a foreign corporation,

authorized to transact business in the State of Delaware,

having a business office identical with the corporation's

registered office. The corporation by resolution of its

Board of Directors may change the registered agent of the

corporation.   A certificate certifying the change shall be

filed with the Secretary of State and a certified copy of

the filed certificate shall be recorded in the office of the

Recorder for the county in which the registered agent is

located.



                        STOCKHOLDERS

     3.   Time and Place of Meetings.   All meetings of the

stockholders shall be held at such time and place, either

within or without the State of Delaware, as shall be fixed

by the Board of Directors and stated in the notice or waiver of notice of the meeting.

     4.    Annual Meeting.  An annual meeting of the

stockholders for the election of directors and for the

transaction of other proper business as may come before the

meeting shall be held at 11:00 A.M. on the first Tuesday of

the fifth calendar month following the end of the

corporation's fiscal year, or at such other time and place

as the Board of Directors shall designate; provided that the

Board of Directors shall hold an annual meeting within

thirteen months after the organization of the corporation or its last annual meeting.

     5.   Special Meetings.  Special meetings of the

stockholders, other than those required by statute, may be

called at any time by the Board of Directors pursuant to a

resolution approved by a majority of the whole Board of

Directors.  The Board of Directors may postpone or

reschedule any previously scheduled special meeting.

     6.        Notice.

          a)   Annual and Special Meetings. A written notice

of the annual meeting or of a special meeting shall be given which shall state the place, date and time of the meeting,

and in the case of a special meeting, the purpose or

purposes for which the meeting is called. Unless otherwise

provided by statute, such written notice of any meeting

shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited

in the United States mail, postage prepaid, directed to the

stockholder at the stockholder's address as it appears on

the records of the corporation.

          (b)  Adjourned Meeting. Notice of an adjourned

meeting need not be given if the place, date and time of the adjourned meeting are announced at the meeting at which the

adjournment is taken and the adjournment is not for more

than 30 days. At the adjourned meeting the corporation may

transact any business which might have been transacted at

the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as in the case of an annual or special

meeting.

     7.   Quorum and Required Vote. Except as otherwise

provided by statute, the Delaware General Corporation Law,

the Certificate of Incorporation or these Bylaws, (1) a

majority of the shares entitle d to vote, present in person

or represented by a proxy, shall constitute a quorum at the

meeting of stockholders, (2) the affirmative vote of the

majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter

shall be the act of the stockholders, and (3) when a

separate vote by class is required, the affirmative vote of

the majority of shares of such class present in person or

represented by proxy at the meeting shall be the act of the

class.

     8.   Voting. Except as otherwise provided by the

Delaware General Corporation Law or the Certificate of

Incorporation, each holder of voting stock on the record

date fixed pursuant to these Bylaws and registered in the

holder's name on the books of the corporation for the

determination of stockholders who shall be entitled to vote

at such meetings shall, at each meeting of the stockholders,

be entitled to one vote for each share of stock held. Each

stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall

be voted or acted upon after 3 years from its date, unless

the proxy provides for a longer period. A duly executed

proxy shall be irrevocable if it states that it is

irrevocable and if, and only as long as, it is coupled with

an interest sufficient in law to support an irrevocable

power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the

stock itself or an interest in the corporation generally.

     9.   List of Stockholders and Stock Ledger. The officer

who has charge of the stock ledger of the corporation shall

prepare and make, at least 10 days before every meeting of

stockholders, a complete list of stockholders entitled to

vote at the meeting, arranged in alphabetical order, and

showing the address of each stockholder and the number of

shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during

ordinary business hours, for a period of at least 10 days

prior to the meeting, either at a place within the city

where the meeting is to be held, which place shall be

specified in the notice of the meeting, or, if not so

specified, at the place where the meeting is to be held.

The list shall also be produced and kept at the time and

place of the meeting during the whole time thereof, and may

be inspected by any stockholder who is present. The stock

ledger shall be the only evidence as to who are the

stockholders entitled to examine the stock ledger, the list

of stockholders required by this paragraph or the books of

the corporation or to vote in person or by proxy at any

meeting of stockholders.

     10.  Consent of Stockholders in Lieu of Meeting.

Unless otherwise provided in the Certificate of

Incorporation, any action required to be taken, or any

action which may be taken, at an annual or special meeting

of the stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a

consent in writing, setting forth the action so taken shall

be signed by the holders of outstanding stock having not

less than the minimum number of votes that would be

necessary to authorize or take such action at a meeting at

which all shares entitled to vote thereon were present and

voted.  Prompt notice of the taking of the corporate action

without a meeting by less than unanimous written consent

shall be given to those stockholders who have not consented

in writing.

          10A. Advance Notice of Stockholder Nominations and Proposals.

          Nominations of persons for election to the Board

and the proposal of business to be transacted by the

stockholders may be made at an annual meeting of

stockholders (a) pursuant to the corporation's notice with

respect to such meeting, (b) by or at the direction of the

Board or (c) by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is

entitled to vote at the meeting and who has complied with

the notice procedures set forth in this section.

          For nominations or other business to be properly

brought before an annual meeting by a stockholder pursuant

to clause (c) of the foregoing paragraph, (1) the

stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (2) such business must

be a proper matter for stockholder action under the Delaware

General Corporation Law, (3) if the stockholder, or the

beneficial owner on whose behalf any such proposal or

nomination is made, has provided the corporation with a

Solicitation Notice, as that term is defined in subclause

(c)(iii) of this paragraph, such stockholder or beneficial

owner must, in the case of a proposal, have delivered a

proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case

of a nomination or nominations, have delivered a proxy

statement and form of proxy to holders of a percentage of

the corporation's voting shares reasonably believed by such

stockholder or beneficial holder to be sufficient to elect

the nominee or nominees proposed to be nominated by such

stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no

Solicitation Notice relating thereto has been timely

provided pursuant to this section, the stockholder or

beneficial owner proposing such business or nomination must

not have solicited a number of proxies sufficient to have

required the delivery of such a Solicitation Notice under

this section.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive

offices of the corporation not less than 45 or more than 75

days prior to the first anniversary (the "Anniversary") of

the date on which the corporation first mailed its proxy

materials for the preceding year's annual meeting of

stockholders; provided, however, that if the date of the

annual meeting is advanced more than 30 days prior to or

delayed by more than 30 days after the anniversary of the

preceding year's annual meeting, notice by the stockholder

to be timely must be so delivered not later than the close

of business on the later of (i) the 90th day prior to such

annual meeting or (ii) the 10th day following the day on

which public announcement of the date of such meeting is

first made.  Such stockholder's notice shall set forth (a)

as to each person whom the stockholder proposes to nominate

for election or reelection as a director all information

relating to such person as would be required to be disclosed in solicitations of proxies for the election of such

nominees as directors pursuant to Regulation 14A under the

Securities Exchange Act of 1934, as amended (the "Exchange

Act"), and such person's written consent to serve as a

director if elected; (b) as to any other business that the

stockholder proposes to bring before the meeting, a brief

description of such business, the reasons for conducting

such business at the meeting, and any material interest in

such business of such stockholder and the beneficial owner,

if any, on whose behalf the proposal is made; (c) as to the

stockholder giving the notice and the beneficial owner, if

any, on whose behalf the nomination or proposal is made (i)

the name and address of such stockholder, as they appear on

the corporation's books, and of such beneficial owner, (ii)

the class and number of shares of the corporation that are

owned beneficially and of record by such stockholder and

such beneficial owner, and (iii) whether either such

stockholder or beneficial owner intends to deliver a proxy

statement and form of proxy to holders of, in the case of a

proposal, at least the percentage of the corporation's

voting shares required under applicable law to carry the

proposal or, in the case of a nomination or nominations, a

sufficient number of holders of the corporation's voting

shares to elect such nominee or nominees (an affirmative

statement of such intent, a "Solicitation Notice").

     Notwithstanding anything in the second sentence of the

second paragraph of this Section 10A to the contrary, in the event that the number of directors to be elected to the

Board is increased and there is no public announcement

naming all of the nominees for director or specifying the

size of the increased Board made by the corporation at least

55 days prior to the Anniversary, a stockholder's notice

required by this Bylaw shall also be considered timely, but

only with respect to nominees for any new positions created

by such increase, if it shall be delivered to the Secretary

at the principal executive offices of the corporation not

later than the close of business on the 10th day following

the day on which such public announcement is first made by

the corporation.

     Only persons nominated in accordance with the

procedures set forth in this Section 10A shall be eligible

to serve as directors and only such business shall be

conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the

procedures set forth in this section.  The chair of the

meeting shall determine whether a nomination or any business proposed to be brought before the meeting has been made in

accordance with the procedures set forth in these Bylaws

and, if any proposed nomination or business is not in

compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for

stockholder action at the meeting and shall be disregarded.

     Only such business shall be conducted at a special

meeting of stockholders as shall have been brought before

the meeting pursuant to the corporation's notice of meeting.

Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are

to be elected pursuant to the corporation's notice of

meeting (a) by or at the direction of the Board or (b) by

any stockholder of record of the corporation who is a

stockholder of record at the time of giving of notice

provided for in this paragraph, who shall be entitled to

vote at the meeting and who complies with the notice

procedures set forth in this Section 10A.  Nominations by

stockholders of persons for election to the Board may be

made at such a special meeting of stockholders if the

stockholders' notice required by the second paragraph of

this Section 10A is delivered to the Secretary at the

principal executive offices of the corporation not later

than the close of business on the later of the 90th day

prior to such special meeting or the 10th day following the

day on which public announcement is first made of the date

of the special meeting and of the nominees proposed by the

Board to be elected at such meeting.

     For purposes of this section, "public announcement"

shall mean disclosure in a press release reported by the Dow

Jones News Service, Associated Press or a comparable

national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission

pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this

Section 10A, a stockholder shall also comply with all

applicable requirements of the Exchange Act and the rules

and regulations thereunder with respect to matters set forth in this Section 10A.  Nothing in this Section 10A shall

affect any rights of stockholders to request inclusion of

proposals in the corporation's proxy statement pursuant to

Rule 14a-8 under the Exchange Act.


                     BOARD OF DIRECTORS

     11.   Powers. The business and affairs of the

corporation shall be managed by or under the direction of

its Board of Directors.

     12.   Number, Classification and Term of Office. The

number of directors of the corporation shall be seven (7).

The number of directors of the corporation may be changed

from time to time by resolution adopted by a majority of the total authorized number of directors, but in no event shall

the number of directors be less than one or more than nine.

No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director.

Election of the directors shall take place at the annual

meeting of the stockholders. Each director elected shall

hold office until the director's successor is elected and

qualified or until the director's death, resignation or

removal.

     13.   Resignations. A director may resign at any time

by giving written notice to the corporation and such

resignation shall be effective when given unless the

director specifies a later time. The resignation shall be

effective regardless of whether it is accepted by the

corporation.

     14.   Removal of Directors. A director may be removed

with or without cause by the holders of a majority of the

shares then entitled to vote at an election of directors.

     15.   Vacancies and Newly Created Directorships. Unless

otherwise provided in the Certificate of Incorporation or

these Bylaws, (1) vacancies and newly created directorships

resulting from any increase in the authorized number of

directors elected by all of the stockholders having the

right to vote as a single class may be filled by a majority

of the directors then in office, although less than a

quorum, or by a sole remaining director, (2) any directors

so chosen shall hold office until the next annual meeting,

and until their successors shall be elected and qualified

and (3) when one or more directors shall resign from the

Board of Directors, effective at a future date, a majority

of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or

vacancies, the vote thereon to take effect when such

resignation or resignations shall become effective. If at

the time of filling any vacancy or newly created

directorship, the directors then in office shall constitute

less than a majority of the whole Board of Directors (as

constituted immediately prior to any such increase), any

stockholder or stockholders holding at least 10 percent of

the total number of shares at the time outstanding having

the right to vote for such directors, may apply to the

Delaware Court of Chancery for a summary order that an

election be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the

directors then in office.

     16.   Time and Place of Meeting. All meetings of the

Board of Directors shall be held at such time and place,

either within or without the State of Delaware, as shall be

fixed by the Board of Directors or stated in the notice or

waiver of notice of the meeting.

     17.   Regular Meetings.    Unless the Board of

Directors determines otherwise, the Board of Directors shall hold a regular meeting during each quarter of the

corporation's fiscal year. Unless fixed by the Board of

Directors, these meetings shall be called by the Chairman of the Board, the President or any director.  One such meeting

shall take place immediately after the annual meeting of

stockholders.

     18.   Special Meetings. Special meetings of the Board

of Directors may be called by the Chairman of the Board, the

President or any director.

     19.   Notice of Meetings.

        (a) Regular and Special Meetings.  Regular meetings

of the Board of Directors may be held without notice if the

time and place of the meetings has been fixed by the Board

of Directors. Special meetings and regular meetings not

fixed by the Board of Directors shall be held upon 4 days

notice by mail or 48 hours notice delivered personally or by telephone or telegraph which shall state the place, date and time of the meeting. Notice need not specify the purpose of

any regular or special meeting.

     (b) Adjourned Meetings.  Notice of an adjourned meeting

need not be given if the place, date and time of the

adjourned meeting are announced at the meeting at which the

adjournment is taken and the adjournment is not for more

than 48hours. If a meeting is adjourned for more than 48

hours, notice of the adjourned meeting shall be given prior

to the time of that meeting to the directors who were not

present at the time of the adjournment.

     20.   Action Without Meeting. Unless otherwise

restricted by the Certificate of Incorporation or these

Bylaws, any action required or permitted to be taken at any

meeting of the Board of Directors or any committee thereof

may be taken without a meeting if all members of the Board

of Directors or committee thereof, as the case may be,

consent thereto in writing, and the writing or writings are

filed with the minutes of proceedings of the Board of

Directors or committee thereof.

     21.   Meeting by Telephone. Unless otherwise restricted

by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may

participate in the meeting of the Board of Directors or

committee thereof by means of conference telephone or

similar communications equipment if all persons who

participate in the meeting can hear each other and such

participation in a meeting shall constitute presence in

person at such meeting.

     22.  Quorum and Manner of Acting. Except as otherwise

provided by the Delaware General Corporation Law, the

Certificate of Incorporation or these Bylaws, the majority

of the total number of directors shall be required to

constitute a quorum for the transaction of business at any

meeting of the Board of Directors or any committee thereof,

and the act of the majority of the directors present at any

meeting at which a quorum is present shall be the act of the

Board of Directors.

     23.   Committees. The Board of Directors may, by a

resolution passed by a majority of the whole Board of

Directors, designate one or more committees, each committee

to consist of one or more of the directors of the

corporation. The Board of

Directors may designate one or more directors as alternate

members of any committee, who may replace any absent or

disqualified member at any meeting of the committee. In the

absence or disqualification of a member of a committee, the

member or members present at any meeting and not

disqualified from voting, whether or not the member or

members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in

the place of any such absent or disqualified member. Any

such committee, to the extent permitted by law and to the

extent provided in the resolution of the Board of Directors

or in the Bylaws of the corporation, shall have and may

exercise all the powers and authority of the Board of

Directors in the management of

the business and affairs of the corporation, and may

authorize the seal of the corporation to be affixed to all

papers which may require it; but no such committee shall

have the power or authority to (1) amend the Certificate of

Incorporation (except that a committee may, to the extent

authorized in the resolution or resolutions providing the

issuance of shares of stock adopted by the Board of

Directors as provided in Section 151(a) of the

Delaware General Corporation Law, fix the designations and

any of the preferences or rights of such shares relating to

dividends, redemption, dissolution, any distribution of

assets of the corporation or the conversion into, or the

exchange of such shares for, shares of any other class or

classes or any other series of the same or any other class

or classes of stock of the corporation), (2) adopt an

agreement of merger or consolidation under Section 251 or

Section 252 of the Delaware General Corporation Law, (3)

recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and

assets, (4) recommend to the stockholders dissolution of the corporation or a revocation of a dissolution or (5) amend

these Bylaws and, unless the resolution, Certificate of

Incorporation or these Bylaws expressly provide, no such

committee shall have the power or authority to declare a

dividend, to authorize the issuance of stock or to adopt a

certificate of ownership in a merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or

committees shall have such name or names as may be

determined from time to time by resolution adopted by the

Board of Directors. The Board of Directors shall have the

power, at any time for any reason, to change the members of,

to fill vacancies on, and to discontinue any such committee.

Each committee shall keep regular minutes of its meetings

and report the same to the Board of Directors when the Board of Directors requires.

     24.   Compensation of Directors. Unless otherwise

restricted by the Certificate of Incorporation or these

Bylaws, the Board of Directors shall have the authority to

fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the

Board of Directors or a committee thereof, may be paid a

fixed sum for attendance at each meeting of the Board of

Directors or a committee thereof and may be paid a stated

salary as director. No such payment shall preclude any

director from serving the corporation in any other capacity

and receiving compensation therefor.



                          OFFICERS

     25.   Titles. The officers of the corporation shall be

chosen by the Board of Directors and shall include a

President, a Secretary and a Treasurer. The Board of

Directors may also appoint a Chairman of the Board, selected from the directors on the Board of Directors, one or more

Vice-Presidents, Assistant Vice-Presidents, Assistant

Secretaries, Assistant Treasurers and such other officers

and agents with such powers and duties as it shall deem

necessary. Any number of offices may be held by the same

person unless otherwise provided by the Certificate of

Incorporation or these Bylaws.

     26.   Election, Term of Office and Vacancies. The

officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the

stockholders, and each officer shall hold office until the

next annual election of officers and until the officer's

successor is elected and qualified, or until the officer's

death, designation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors.

Any vacancy occurring in any office may be filled by the

Board of Directors.

     27.   Resignation. Any officer may resign at any time

upon notice to the corporation and such resignation shall be effective when given unless the officer specifies a later

time. The resignation shall be effective regardless of

whether it is accepted by the corporation.

     28.   Chairman of the Board.  If the Board of Directors

elects a Chairman of the Board, the Chairman of the Board

shall preside over all meetings of the Board of Directors

and stockholders. The Chairman of the Board shall be an ex-

officio member of all committees of the Board of Directors.

     29.   President.  The President, subject to the general

control of the Board of Directors, shall be the chief

executive officer of the corporation, and, as such, shall be responsible for the management and direction of the affairs

of the corporation, its officers, employees and agents. If

the Board of Directors does not elect a Chairman of the

Board, the President shall preside over all meetings of the

Board of Directors and stockholders. The President shall

exercise such other powers and duties as may be assigned by

these Bylaws or by the Board of Directors and shall see that all orders and resolutions of the Board of Directors are

carried into effect. The President shall be an ex-officio

member of all committees of the Board of Directors.

     30.   Secretary and Assistant Secretaries. The

Secretary shall attend meetings of the shareholders and the

Board of Directors and committees thereof and shall (1)

record all votes and the minutes of such meetings in a book

to be kept at the registered office of the corporation, its

principal place of business or at such other place as the

Board of Directors may determine, (2) see that all notices

are duly given in accordance with the provisions of these

Bylaws as required by law, (3) give or cause to be given,

notice of all meetings of the stockholders and the Board of

Directors and committees thereof, (4) be custodian of all

corporate records (other than financial) and of the seal of

the corporation,(5) have authority to affix the seal to all

documents requiring it and attest to the same, (6) perform

all duties incident to the office of Secretary and (7) have

such other duties and powers as may, from time to time, be

assigned by the Board of Directors or President. Unless a

transfer agent is appointed by the Board of Directors to

keep a share register, the Secretary shall keep a share

register at the registered office of the corporation, its

principal place of business or at such other place as the

Board of



Directors may determine showing the names of the

shareholders and their addresses, the number and class of

shares held by each, the number and date of certificates

issued and the number and date of cancellation of each

certificate surrendered for cancellation. At the request of

the Secretary, or in the Secretary's absence or disability,

any Assistant Secretary shall perform any of the duties of

the Secretary and when so acting, shall have all the powers

of, and be subject to all the restrictions upon, the

Secretary.

     31.  Treasurer and Assistant Treasurers. The Treasurer

shall (1) have custody of all the corporate funds and

securities, (2) keep adequate and correct accounts of the

properties and business transactions, (3) disburse such

funds of the corporation as may be ordered by the Board of

Directors or the President, taking proper vouchers for such

disbursements, (4) render to the Board of Directors or the

President whenever they may require an account of all

transactions and the financial condition of the corporation,

(5) perform all other duties commonly incident to the office of Treasurer and (6) have such other duties and powers as

may, from time to time, be assigned by the Board of

Directors or the President. At the request of the Treasurer

or in the Treasurer's absence or disability, any Assistant

Treasurer may perform any of the duties of the Treasurer and when so acting shall have all the powers, of and be subject

to all the restrictions upon, the Treasurer.

     32.   Compensation. The compensation of all officers

and agents of the corporation shall be fixed by the Board of

Directors from time to time.





                  EXECUTION OF INSTRUMENTS

     33.   Authority.  Unless otherwise provided by the

Board of Directors, deeds, notes, contracts and any other

corporate instrument or document may be executed on behalf

of the corporation by the signature of the Chairman of the

Board, the President or a Vice-President when attested by

the Secretary or an Assistant Secretary or by such officers

as may be duly authorized to exercise the duties,

respectively, ordinarily exercised by the President, Vice-

President, Secretary or Assistant Secretary of the

Corporation.



                     STOCK AND DIVIDENDS

     34.   Certificates for Shares. The shares of the

corporation shall be represented by certificates which shall be numbered and entered in the books of the corporation as

they are issued. The certificates shall exhibit the holder's name and number of shares and shall be signed by or in the

name of the corporation by the Chairman of the Board of

Directors, the President or a Vice-President and by the

Treasurer, an Assistant Treasurer, the Secretary or an

Assistant Secretary. Any or all of the signatures on the

certificate may be a facsimile. In case any officer,

transfer agent or registrar who has signed or whose

facsimile signature has been placed upon such certificate

shall have ceased to be such officer, transfer agent or

registrar before such certificate is issued, such

certificate may nevertheless be issued by the corporation

with the same effect as if such officer, transfer agent or

registrar were such officer, transfer agent or registrar at

the date of issuance.

     35.   Issuance of Additional Stock. The Board of

Directors may, at any time and from time to time, if all of

the shares of capital stock which the corporation is

authorized by the Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to

be issued, issue or take subscriptions for additional shares of the corporation's capital stock up to the amount

authorized in the Certificate of Incorporation.

     36.   Transfer. Upon surrender to the corporation or

the transfer agent of the corporation of a certificate of

stock duly endorsed or accompanied by proper evidence of

succession, assignation, or authority to transfer the

corporation shall issue a new certificate to the person

entitled thereto, cancel the old certificate and record the

transaction upon its books.

     37.   Lost, Stolen or Destroyed Stock Certificates. The

corporation may issue a new certificate of stock in place of any certificate issued by the corporation alleged to have

been lost, stolen or destroyed upon the making of an

affidavit of that fact by the person claiming the

certificate to be lost, stolen or destroyed. In authorizing

such issue of a new certificate the corporation may as a

condition precedent to such issue require the

owner of such lost, stolen or destroyed certificate to give

the corporation a bond sufficient to indemnify it against

any claim that may be made against it on account of the

alleged loss, theft or destruction of any such certificate.

     38.   Dividends. Subject to the Delaware General

Corporation Law, the Certificate of Incorporation and these

Bylaws, dividends upon the capital stock of the corporation

may be declared by the Board of Directors and such dividends may be paid in cash, property or shares of the capital

stock.







                         RECORD DATE

     39.       Record Date.  In order that the corporation

may determine the stockholders entitled to notice of or to

vote at any meeting of stockholders or any adjournment

thereof, or to express consent to corporate action in

writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any

rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose

of any other lawful action, the Board of Directors may fix

in advance, a record date, which shall not be more than 60

nor less than 10 days before the date of such meeting, nor

more than 60 days prior to any other action. If no record

date is fixed, the record date (1) for determining

stockholders entitled to notice of or to vote at a meeting

of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if

notice is waived, at the close of business on the day next

preceding the day on which the meeting is held, (2) for

determining stockholders entitled to express consent to

corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall,

subject to the next paragraph, be the day on which the first written consent is expressed, (3) for determining

stockholders for any other purpose shall be at the close of

business on the day on which the Board of Directors adopts

the resolution relating thereto. A determination of

stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of

the meeting; provided that the Board of Directors may fix a

new record date for the adjourned meeting.

     Any stockholder of record seeking to have the

stockholders authorize or take corporate action by written

consent shall, by written notice to the Secretary, request

the Board of Directors to fix a record date.  The Board of

Directors shall promptly, but in all events within 10 days

after the date on which such a request is received, adopt a

resolution fixing the record date.  If no record date has

been fixed by the Board of Directors within 10 days of the

date on which such a request is received, the record date

for determining stockholders entitled to consent to

corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable

law, shall be the day on which the first written consent is

expressed.  If no record date has been fixed by the Board of

Directors and prior action by the Board of Directors is

required by applicable law, the record date for determining

stockholders entitled to consent to corporate action in

writing without a meeting shall be at the close of business

on the date on which the Board of Directors adopts the

resolution taking such prior action.



                    CONFLICTS OF INTEREST

     40.   Loans and Guarantees. The corporation may lend

money to, or guarantee any obligation of, or otherwise

assist any officer or other employee of the corporation or

of its subsidiary, including any officer or employee who is

a director of the corporation or its subsidiary, whenever,

in the judgment of the Board of Directors, such loan,

guarantee or assistance may reasonably be expected to

benefit the corporation. The loan, guarantee or other

assistance may be with or without interest, and may be

unsecured, or secured in such manner as the Board of

Directors shall approve, including, without limitation, a

pledge of shares of stock of the corporation.

     41.   Interested Directors. No contract or transaction

between the corporation and one or more of its directors or

officers, or between a corporation and any other

corporation, partnership, association or other organization

in which one or more of its directors or officers are

directors or officers, or have a financial interest, shall

be void or voidable solely for this reason, or solely

because the director or officer is present at or

participates in the meeting of the Board of Directors or

committee thereof which authorizes the contract or

transaction, or solely because an interested director's

votes are counted for such purpose, if (1) the material

facts as to the interested director's relationship or

interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof,

and the Board of Directors or committee thereof in good

faith authorizes the contract or transaction by the

affirmative votes of a majority of the disinterested

directors, even-though the disinterested directors be less

than a quorum, or (2) the material facts as to the

interested director's relationship or interest and as to the contract or transaction are disclosed or are known to the

shareholders entitled to vote thereon and the contract or

transaction is specifically approved in good faith by the

vote of the shareholders or (3) the contract or transaction

is fair as to the corporation as of the time it is

authorized, approved or ratified by the Board of Directors,

a committee thereof or the shareholders. Common or

interested directors may be counted in determining the

presence of a quorum at a meeting of the Board of Directors

or a committee thereof which authorizes the contract or

transaction.



                INDEMNIFICATION AND INSURANCE

     42.   Indemnification of Officers, Directors, Employees

and Agents.

          (a) Right of Indemnity.  The corporation shall

indemnify any person who was or is a party or is threatened

to be made a party to any threatened, pending or completed

action, suitor proceeding whether civil, criminal,

administrative or investigative, whether or not the action

is by or in the right of the corporation, by reason of the

fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the

request of the corporation as a director, officer, employee

or agent of another corporation, partnership, joint venture,

trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably

incurred by the person in connection with such action, suit

or proceeding to the maximum extent permitted by Section 145 of the Delaware General Corporation Law, as amended from

time to time. For purposes of these subparagraphs, "the

corporation," "other enterprises," "fines," and "serving at

the request of the corporation" shall have the meaning

specified in Section 145.

     (b) Approval of Indemnity.  Upon written request to the

Board of Directors by any person seeking indemnification

under Section 145(a) or (b), the Board of Directors shall

approve indemnification upon a determination that

indemnification of the person is proper in the circumstances because the person has met the applicable standard of

conduct set forth in Section 145(a) or (b). Such

determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if

such a quorum is not obtainable, or, even if obtainable a

quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) if there are no

disinterested directors, by the stockholders.

     (c) Advancement of Expenses.  Expenses incurred by any

person entitled to indemnification under this Bylaw in

defending a civil or criminal action, suit or proceeding

shall be paid by the corporation in advance of the final

disposition of such action, suit or proceeding, provided

that, if Section 145 so requires, the payment of such

expenses incurred by an officer or director in his or her

capacity as such (and not in any other capacity in which a

director or officer, including without limitation service

with respect to an employee benefit plan) in advance of an

action, suit or proceeding shall only be made upon receipt

of an undertaking by or on behalf of such director or

officer to repay such amount if it shall ultimately be

determined that such director or officer is not entitled to

be indemnified by the corporation as authorized in Section

145.

     (d) Non-exclusivity of Rights.  The right to

indemnification and payment of expenses incurred in

defending a proceeding in advance of its final disposition

conferred in this Bylaw shall not be exclusive of any other

right which any person ma y have or hereafter acquire under

any statute, provision of the Certificate of Incorporation,

Bylaw, agreement, vote of stockholders or disinterested

directors or otherwise. Such rights shall continue as to a

person who has ceased to be an officer, director, employee

or agent and shall inure to the benefit of the heirs,

executors and administrators of such a person.

     (e) Contract Right.  The right to indemnification

confirmed by this Bylaw shall be a contract right.

     (f) Proceedinqs bv Indemnitee.  A person otherwise

entitled to indemnification in connection with any action,

suit or proceeding (or part thereof) initiated by such

person shall only be indemnified for, or have his or her

expenses advanced in connection therewith, if such

proceedings (or part thereof) are authorized by the Board of

Directors.

     43.  Insurance.  Upon resolution passed by the Board of

Directors, the corporation may purchase and maintain

insurance on behalf of any person who is or was a director,

officer, employee or agent of the corporation, or is or was

serving at the request of the corporation as the director,

officer, employee or agent of another corporation,

partnership, joint venture, trust or other enterprise

against any liability asserted against such person and

incurred by such person in any such capacity, or arising out of any such persons status as such, whether or not the

corporation would have the power to indemnify such person

against such liability under Section 145 of the Delaware

General Corporation Law.



                      WAIVER OF NOTICE

     44.   Waiver of Notice. Whenever notice is required to

be given under the Delaware General Corporation Law, the

Certificate of Incorporation or these Bylaws, a written

waiver of notice, signed by the person entitled to notice,

whether before or after the time stated therein, shall be

deemed equivalent to notice.  Attendance of a person at a

meeting shall constitute a waiver of notice of such meeting,

except when the person attends a meeting for the express

purpose of objecting, at the beginning of the meeting, to

the transaction of any business because the meeting is not

lawfully called or convened. Unless so required by the

Certificate of Incorporation or these Bylaws, neither the

business to be transacted at, nor the purpose of, any

regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.







               INSPECTION OF BOOKS AND RECORDS

     45.    Stockholders.  Any stockholder, in person or by

an attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the

usual hours for business to inspect for any proper purpose

the corporation's stock ledger, a list of its stockholders

and its other books and records and to make copies or

extracts there from. A proper purpose shall mean a purpose

reasonably related to such person's interest as a

stockholder. In every instance where an attorney or other

agent shall be the person who seeks the right to inspection,

the demand under oath shall be accompanied by a power of

attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The

demand under oath shall be directed to the corporation at

its registered office in the State of Delaware or at its

principal place of business. The stock ledger shall be the

only evidence as to who are the stockholders entitled to

examine the stock ledger, the list of stockholders and the

other books and records of the corporation.

     46.   Directors. Any director shall have the right to

examine the corporation's stock ledger, a list of its

stockholders and its other books and records for a purpose

reasonably related to such director's position as a

director.

     47.   Form of Records. Any records maintained by a

corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape,

photographs, micro photographs or any other information

storage device, provided that the record so kept can be

converted in clearly legible written form within a

reasonable time. The corporation shall so convert any record so kept upon the request of any person entitled to inspect

the same.



                         AMENDMENTS

     48.  Amendments. These Bylaws may be amended or

repealed or new bylaws may be adopted, by the stockholders

or by the Board of Directors.



                         FISCAL YEAR

     49.   Fiscal Year. Unless otherwise fixed by resolution

by the Board of Directors, the fiscal year of the

corporation shall end March 31st.